EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Applied Industrial Technologies, Inc. on Form S-8 of our reports dated August 6, 2004, appearing in and incorporated by reference in the Annual Report on Form 10-K of Applied Industrial Technologies, Inc. for the year ended June 30, 2004.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Cleveland, Ohio

May 2, 2005